DM3\7431898.1  BABCOCK & WILCOX ENTERPRISES, INC. 8.125% SENIOR NOTES DUE 2026 At Market Issuance Sales Agreement April 1, 2021 B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171 Ladies and Gentlemen: Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with B. Riley Securities, Inc. (“BRS”) as follows: 1. Issuance and Sale of Notes. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through BRS the Company’s 8.125% Senior Notes due 2026 (the “Notes”) to be issued under an indenture dated as of February 12, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of February 12, 2021 (the “First Supplemental Indenture”, and as supplemented by the Second Supplemental Indenture to be dated as of April 1, 2021 (the “Second Supplemental Indenture”) and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), from time to time during the term of this Agreement (the “Placement Notes”); provided, however, that in no event shall the Company issue or sell through BRS such number of Placement Notes that (a) exceeds the number or dollar amount of Notes registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) the aggregate principal amount of Notes authorized to be issued by the board of directors of the Company (the “Board”) from time to time (the lesser of (a) or (b) the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Notes issued and sold under this Agreement shall be the sole responsibility of the Company and that BRS shall have no obligation in connection with such compliance. The issuance and sale of Placement Notes through BRS will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Notes. The Placement Notes will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) to be dated on or prior to the date hereof between the Company and DTC. The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company shall file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Placement Notes to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus included as part of the registration statement specifically relating to the Placement Notes (the “ATM Prospectus”) and shall, if necessary, prepare a prospectus supplement to the prospectus included as part of such registration statement specifically relating to the Placement Notes (the “Prospectus Supplement”). The Company will furnish to BRS, for use by BRS, copies of the ATM Prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, if any. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The ATM Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). 2. Placements. Each time that the Company wishes to issue and sell Placement Notes hereunder (each, a “Placement”), it will notify BRS by electronic mail (or other method mutually agreed to in writing by the parties) of the aggregate principal amount of Placement Notes, the time period during which sales are requested to be made, any limitation on the aggregate principal amount of Placement Notes that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from BRS set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by BRS unless and until (i) BRS declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Notes thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to BRS in connection with the sale of the Placement Notes shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor BRS will have any obligation whatsoever with respect to a Placement or any Placement Notes unless and until the Company delivers a Placement Notice to BRS and BRS does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. 3. Sale of Placement Notes by BRS. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, BRS will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”) and FINRA, to sell the Placement Notes up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. BRS will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Notes hereunder setting forth the aggregate principal amount and series of Placement Notes sold on such day, the compensation payable by the Company to BRS pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by BRS (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, BRS may sell Placement Notes by any method permitted by law. “Trading Day” means any day on which Notes are purchased and sold on the Exchange. 4. Suspension of Sales. The Company or BRS may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Notes (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Notes sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), and 7(n) with respect to the delivery of certificates, opinions, or comfort letters to BRS, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. 5. Sale and Delivery to BRS; Settlement. a. Sale of Placement Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon BRS’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Notes described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this

    Agreement, BRS, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Notes up to the amount and in the series specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that BRS will be successful in selling Placement Notes, (ii) BRS will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Notes for any reason other than a failure by BRS to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Notes as required under this Agreement and (iii) BRS shall be under no obligation to purchase Placement Notes on a principal basis pursuant to this Agreement, except as otherwise agreed by BRS and the Company. b. Settlement of Placement Notes. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Notes will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). BRS shall notify the Company of each sale of Placement Notes no later than opening of trading the day following the Trading Day that BRS sold Placement Notes. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Notes sold (the “Net Proceeds”) will be equal to the aggregate sales price received by BRS, after deduction for (i) BRS’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. c. Delivery of Placement Notes. On or before each Settlement Date, the Company will, or will cause the Trustee to, electronically transfer the Placement Notes being sold by crediting BRS’s or its designee’s account (provided BRS shall have given the Company written notice of such designee and such designee’s account information at least two Trading Days prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Notes in good deliverable form. On each Settlement Date, BRS will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or the Trustee (if applicable), defaults in its obligation to deliver Placement Notes on a Settlement Date through no fault of BRS, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold BRS harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to BRS (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default. d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Notes if, after giving effect to the sale of such Placement Notes, the aggregate number or principal amount of Placement Notes sold pursuant to this Agreement would exceed the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of any Placement Notes pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to BRS in writing. 6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with BRS that as of the date of this Agreement and as of each Applicable Time (as defined in Section 25 below), unless such representation, warranty or agreement specifies a different date or time: a. Assuming no act or omission on the part of BRS that would make this statement untrue, the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus will name BRS as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Notes as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to BRS and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Notes, will not distribute any offering material in connection with the offering or sale of the Placement Notes other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which BRS has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the Exchange. The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, the Company is in compliance with all such listing and maintenance requirements of the Exchange. b. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to, and the Company neither makes no shall make any representation or warranty in respect of, statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by BRS specifically for use in the preparation thereof. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 6(b) shall not be made by the Company as of the date of this Agreement. c. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. d. The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act in connection with the offering contemplated hereby pursuant to, and at the times specified in, Rules 164 and 433 under the Securities Act. e. Each of the Company and its Subsidiaries has been duly organized, incorporate, or formed, as applicable, and is validly existing as a corporation or other legal entity as applicable in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation, formation, or organization, as applicable. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which each is engaged as described in the Registration Statement or Prospectus, except where the failure to so qualify or have such power or authority would not reasonably be expected to (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). “Subsidiary” means any significant subsidiary of the Company as defined in Rule 405 under the Securities Act. f. The Company has corporate power and authority to execute and deliver, and perform its obligations under this Agreement, the Indenture, and the Placement Notes. g. This Agreement has been duly authorized, executed and delivered by the Company.

    h. The Indenture has been duly authorized by the Company and, as of the Applicable Time, will be duly executed and delivered by the Company and, assuming it has been executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law). i. The Placement Notes have been duly authorized for sale to BRS pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law), and will be entitled to the benefits of the Indenture relating thereto. j. All issued and outstanding shares of capital stock of the Company outstanding prior to the issuance of the Placement Notes are validly issued, fully paid and non- assessable and were issued in compliance in all material respects with United States federal and applicable state securities laws. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws. None of the outstanding shares of capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. k. The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary, have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Registration Statement and Prospectus, or would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party. l. None of (1) the execution, delivery and performance of this Agreement and the Indenture by the Company and (2) the issuance and sale of the Placement Notes by the Company (with or without notice or lapse of time or both) (x) conflicts with or results in a breach or violation of any of the terms or provisions of, constitutes a default under, gives rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for the A&R Credit Agreement (as defined in the Prospectus) (y) results in any violation of the provisions of the certificate of incorporation or bylaws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries, or (z) results in any violation of provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; except, with respect to clauses (x) or (z), any contravention which would not reasonably be expected to have a Material Adverse Effect or has been waived. m. No consent, approval, authorization or order of, or qualification with, any governmental body or agency or self-regulatory authority is required for the performance by the Company of its obligations under this Agreement, the Indenture, and the Placement Notes, except as have been obtained or as may be required by (1) the securities or Blue Sky laws of the various states, (2) the bylaws, rules and regulations of FINRA or the Exchange, or (3) any necessary qualification under the Trust Indenture Act, in connection with the offer and sale of the Placement Notes. n. Deloitte & Touche LLP, who has audited certain financial statements of the Company and related schedules included or incorporated by reference in the Registration Statement and the Prospectus, is, to the knowledge of the Company, an independent registered public accounting firm with respect to the Company as required by the Securities Act. o. The financial statements, together with the related notes and schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Registration Statement and Prospectus. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the Securities Act and the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act to be described, or included or incorporated by reference in the Registration Statement or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act which has not been included or incorporated as so required. The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included or incorporated by reference in to the Registration Statement and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. p. The Company and its Subsidiaries, on a consolidated basis, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards

    Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement and Prospectus. q. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement or the Prospectus, there has not occurred any event or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. r. There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened, to which the Company or any of its Subsidiaries is a party, or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the Prospectus or proceedings that, if determined adversely to the Company or any Subsidiary, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform in all material respects its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described. s. The Company is not, and, after giving effect to the offering contemplated hereby and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder. t. The Company and its Subsidiaries have good and marketable title to all real and personal property described in the Registration Statement or Prospectus as being owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Registration Statement and Prospectus or would not individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or do not materially interfere with the use made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Registration Statement and Prospectus or would not reasonably be expected to have a Material Adverse Effect or do not materially interfere with the use made of such property by the Company and the Subsidiaries. u. Except as disclosed in the Registration Statement and Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation of the Company which would reasonably be expected to lead to such a claim.

    v. Except as described in the Registration Statement and Prospectus, the Company and its Subsidiaries own or possess, or have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others against the Company with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. w. The Company maintains a system of internal accounting and other controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and Prospectus, (A) none of the Company, or to the Company’s knowledge, its board of directors and audit committee, is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls all as of the date of this Agreement, and (B) since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. x. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the Registration Statement or the Prospectus or a document incorporated by reference therein and which is not so described. y. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. z. The operations of the Company and its Subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”) except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. aa. Neither the Company nor any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. bb. No person or entity has the right to require registration of any securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement, except (i) as set forth therein or in the Registration Statement and Prospectus or (ii) as provided under the Registration Rights Agreement, dated as of April 30, 2019, by and among the Company and certain investors party thereto. cc. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fee or like payment in connection with the offering contemplated hereby or any transaction contemplated by this Agreement, except as may otherwise exist with respect to BRS pursuant to this Agreement. dd. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. ee. The Company is subject to, and in compliance in all material respects with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission. ff. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or is implementing the provisions thereof that are currently in effect. gg. Except as otherwise disclosed in the Registration Statement and Prospectus, each of the Company and its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Registration Statement or Prospectus, and neither the Company nor any Subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. hh. Each of the Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. ii. Except for persons identified or otherwise as set forth in the Registration Statement and Prospectus, neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. jj. Except as otherwise disclosed in the Registration Statement and Prospectus, each of the Company and its Subsidiaries maintains insurance issued by nationally recognized insurers covering their respective properties, operations, personnel and businesses, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably deems adequate for the conduct of their business as currently conducted as described in the Registration Statement and Prospectus. kk. The Company nor, to the Company’s knowledge, any of its respective directors, officers or affiliates has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)), whether to facilitate the sale or resale of the Notes or otherwise, and has taken no action which would directly or indirectly violate Regulation M. Any certificate signed by an officer of the Company and delivered to BRS or to counsel for BRS pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to BRS as to the matters set forth therein. 7. Covenants of the Company. The Company covenants and agrees with BRS that: a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Notes is required to be delivered by BRS under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify BRS promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed (other than any supplement not related to any Placement) and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, within a reasonable period following BRS’s request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Notes by BRS (provided, however, that the failure of BRS to make such request shall not relieve the Company of any obligation or liability hereunder, or affect BRS’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy BRS shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Notes or a security convertible into the Placement Notes (other than an Incorporated Document) unless a copy thereof has been submitted to BRS within a reasonable period of time before the filing and BRS has not reasonably objected thereto (provided, however, that (A) the failure of BRS to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect BRS’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide BRS any advance copy of such filing or to provide BRS an opportunity to object to such filing if the filing does not name BRS or does not relate to the transaction herein provided; and provided, further, that the only remedy BRS shall have with respect to the failure by the Company to provide BRS the opportunity to object shall be to cease making sales under this Agreement) and the Company will furnish to BRS at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). b. Notice of Commission Stop Orders. The Company will advise BRS, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise BRS promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Notes or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus. c. Delivery of Prospectus; Subsequent Changes. During the Prospectus

    Delivery Period, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify BRS promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify BRS to suspend the offering of Placement Notes during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company. d. Listing of Placement Notes. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Notes to be listed on the Exchange and to qualify the Placement Notes for sale under the securities laws of such jurisdictions in the United States as BRS reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Notes; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject. e. Delivery of Registration Statement and Prospectus. The Company will furnish to BRS and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as BRS may from time to time reasonably request and, at BRS’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Notes may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to BRS to the extent such document is available on EDGAR. f. Earnings Statement. To the extent not available on EDGAR, the Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. BRS and the Company acknowledge and agree that the Company’s ordinary, timely-filed periodic filings with the Commission pursuant to the Exchange Act may be used to satisfy this obligation to the extent consistent with the requirements set forth herein. g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.” h. Notice of Other Sales. Without the prior written consent of BRS, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Notes (other than the Placement Notes offered pursuant to this Agreement) or securities convertible into or exchangeable for Notes, warrants or any rights to purchase or acquire, Notes during the period beginning on the date on which any Placement Notice is delivered to BRS hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Notes sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Notes covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Notes (other than the Placement Notes offered pursuant to this Agreement) or securities convertible into or exchangeable for Notes, warrants or any rights to purchase or acquire, Notes prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Notes, or securities convertible into or exercisable for Notes, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Placement Notes hereby and (iv) Notes in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership). Notwithstanding the foregoing, nothing herein shall be construed to restrict the Company’s ability, or require the consent of BRS, to file a registration statement under the Securities Act. i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise BRS promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to BRS pursuant to this Agreement. j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by BRS or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as BRS may reasonably request. k. Required Filings Relating to Placement of Placement Notes. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every date a filing under Rule 424(b) is made, a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Notes sold through BRS, the Net Proceeds to the Company and the compensation payable by the Company to BRS with respect to such Placement Notes, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. l. Representation Dates; Certificate. Each time during the term of this Agreement that the Company: (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Notes) the Registration Statement or the Prospectus relating to the Placement Notes by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Notes; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; (Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”) the Company shall furnish BRS (but in the case of clause (iv) above only if BRS reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(1). The requirement to provide a certificate under this Section 7(1) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Notes following a Representation Date when the Company relied on such waiver and did not provide BRS with a certificate under this Section 7(l), then before BRS sells any Placement Notes, the Company shall provide BRS with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice. m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to BRS a written opinion and a negative assurance letter of O’Melveny & Myers LLP (“Company Counsel”), or other counsel reasonably satisfactory to BRS, each in form and substance reasonably satisfactory to BRS. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, and not more than once per calendar quarter, the Company shall cause to be furnished to BRS a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to BRS; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish BRS with a letter (a “Reliance Letter”) to the effect that BRS may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter). n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(iii), the Company shall cause its independent accountants to furnish BRS letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to BRS, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. o. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Notes other than BRS. p. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act. q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and BRS in its capacity as agent hereunder pursuant to Section 23, neither of BRS nor the Company (including its agents and representatives, other than BRS in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Notes hereunder. r. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain disclosure controls and procedures that comply in all material respects with the requirements of the Exchange Act. 8. Representations and Covenants of BRS. BRS represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Notes will be offered and sold, except such states in which BRS is exempt from registration or such registration is not otherwise required. BRS shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Notes will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. BRS shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through BRS of the Placement Notes. 9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as BRS shall deem reasonably necessary, (ii) the printing and delivery to BRS of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Notes, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Notes to BRS, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Notes to BRS, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to BRS up to $15,000; (vi) the fees and expenses of the transfer agent and registrar for the Common Stock, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Notes, and (viii) the fees and expenses incurred in connection with the listing of the Placement Notes on the Exchange. 10. Conditions to BRS’s Obligations. The obligations of BRS hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by BRS of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by BRS in its sole discretion) of the following additional conditions: a. Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Notes contemplated to be issued by any Placement Notice. b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Notes for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. c. No Misstatement or Material Omission. BRS shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in BRS’s reasonable opinion is material, or omits to state a fact that in BRS’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading. d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of BRS (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Notes on the terms and in the manner contemplated in the Prospectus.

    e. Company Counsel Legal Opinion. BRS shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(m). f. Agent Counsel Legal Opinion. BRS shall have received from Duane Morris LLP, counsel for BRS, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as BRS may reasonably require, and the Company shall have furnished to such counsel such documents as the counsel for BRS may reasonably request for enabling them to pass upon such matters. g. Comfort Letter. BRS shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n). h. Representation Certificate. BRS shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l). i. Secretary’s Certificate. On or prior to the first Representation Date, BRS shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to BRS and its counsel. j. No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange. k. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to BRS such appropriate further information, certificates and documents as BRS may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. l. Securities Act Filings Made. All filings with the Commission with respect to the Notes required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424. m. Approval for Listing. The Placement Notes shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Notes on the Exchange at, or prior to, the issuance of any Placement Notice. n. No Termination Event. There shall not have occurred any event that would permit BRS to terminate this Agreement pursuant to Section 13(a).

    11. Indemnification and Contribution. (a) Company Indemnification. The Company agrees to indemnify and hold harmless BRS, its partners, members, directors, officers, employees and agents and each person, if any, who controls BRS within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and (iii) against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by BRS expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). (b) Indemnification by BRS. BRS agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free

    Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to BRS and furnished to the Company in writing by BRS expressly for use therein. (c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or BRS, the Company and BRS will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than BRS, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and BRS may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and BRS on the other hand. The relative benefits received by the Company on the one hand and BRS on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Notes (before deducting expenses) received by the Company bear to the total compensation received by BRS (before deducting expenses) from the sale of Placement Notes on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and BRS, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or BRS, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and BRS agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), BRS shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of BRS, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof. 12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of BRS, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Notes and payment therefor or (iii) any termination of this Agreement. 13. Termination. a. BRS may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of BRS, is material and adverse and makes it impractical or inadvisable to market the Placement Notes or to enforce contracts for the sale of the Placement Notes, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of BRS, impracticable or inadvisable to market the Placement Notes or to enforce contracts for the sale of the Placement Notes, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If BRS elects to terminate this Agreement as provided in this Section 13(a), BRS shall provide the required notice as specified in Section 14 (Notices).

    b. The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. c. BRS shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Notes through BRS on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to BRS for any discount, commission or other compensation with respect to any Placement Notes not otherwise sold by BRS under this Agreement. f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by BRS or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Notes, such Placement Notes shall settle in accordance with the provisions of this Agreement. 14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to BRS, shall be delivered to: B. Riley Securities, Inc. 299 Park Avenue 21st Floor

    New York, New York 10171 Attention: Legal Department Email: atmdesk@brileyfbr.com with a copy to: Duane Morris LLP 1540 Broadway New York, NY 10036-4086 Attention: James T. Seery Telephone: (973) 424-2088 Email: jtseery@duanemorris.com and if to the Company, shall be delivered to: Babcock & Wilcox Enterprises, Inc. 1200 East Market Street Akron, Ohio 44305 Attention: Lou Salamone Email: lsalamone@babcock.com with a copy to: O’Melveny & Meyers, LLP Two Embarcadero Center 28th Floor San Francisco, California 94111 Attn: Brophy Christensen and Eric Sibbitt Email: bchristensen@omm.com and esibbitt@omm.com Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business. 15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and BRS and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor BRS may assign its rights or obligations under this Agreement without the prior written consent of the other party. 16. Adjustments for Splits. The parties acknowledge and agree that all Notes-related numbers contained in this Agreement shall be adjusted to take into account any consolidation, split, dividend, corporate domestication or similar event effected with respect to the Placement Notes. 17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with that certain letter agreement between BRS and the Company dated as of the date hereof, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and BRS. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. 18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND BRS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF

    (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. 20. Use of Information. BRS may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company. 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment. 22. Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof. 23. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of BRS, and BRS represents, warrants and agrees that, unless it obtains the prior consent of the Company, in each case, which consent shall not be unreasonably withheld, delayed or conditioned, it has not made and will not make any offer relating to the Placement Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by BRS or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses. 24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: a. BRS is acting solely as agent in connection with the public offering of the Placement Notes and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and BRS, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not BRS has advised or is advising the Company on other matters, and BRS has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement; b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; c. BRS has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate; d. it is aware that BRS and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and BRS has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and e. it waives, to the fullest extent permitted by law, any claims it may have against BRS for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Notes under this Agreement and agrees that BRS shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of BRS’s obligations under this Agreement and to keep information provided by the Company to BRS and its counsel confidential to the extent not otherwise publicly-available. 25. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below: “Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Notes pursuant to this Agreement. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Notes that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing

    Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Notes by BRS outside of the United States. [Remainder of the page intentionally left blank]

[Signature Page to Sales Agreement] If the foregoing correctly sets forth the understanding between the Company and BRS, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and BRS. Very truly yours, BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Louis Salamone Title: Executive Vice President, Chief Financial Officer, and Chief Accounting Officer

  DM3\7431898.4  SCHEDULE 1 FORM OF PLACEMENT NOTICE From: Babcock & Wilcox Enterprises, Inc. To: B. Riley Securities, Inc. Attention: [•] Subject: At Market Issuance--Placement Notice Gentlemen: Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), and B. Riley Securities, Inc. (“BRS”), dated April 1, 2021, the Company hereby requests that BRS sell up to [____] aggregate amount of the Company’s 8.125% Senior Notes due 2026, at a minimum market price of $ per Placement Note, during the time period beginning [month, day, time] and ending [month, day, time]. Notwithstanding anything to the contrary herein, the Company shall not request BRS to sell, and BRS shall not sell, Placement Notes unless such Placement Notes are issued in a “qualified reopening” as provided for in Treasury Regulation Section 1.1275-2(k)(3).

  DM3\7431898.4  SCHEDULE 2 ________________________ Compensation ________________________ The Company shall pay to BRS in cash, upon each sale of Placement Notes pursuant to this Agreement, an amount equal to up to 3.0% of the gross proceeds from each sale of Placement Notes.

  DM3\7431898.4  SCHEDULE 3 ________________________ Notice Parties ________________________ The Company Kenny Young kyoung@babcock.com Lou Salamone lsalamone@babcock.com BRS Scott Ammaturo sammaturo@brileyfin.com Patrice McNicoll pmcnicoll@brileyfin.com Keith Pompliano kpompliano@brileyfin.com with a copy to atmdesk@brileyfin.com

  DM3\7431898.4  EXHIBIT 7(1) Form of Representation Date Certificate ___________, 20___ This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(1) of the At Market Issuance Sales Agreement (the “Agreement”), dated April 1, 2021, and entered into between Babcock & Wilcox Enterprises, Inc. (the “Company”) and B. Riley Securities, Inc. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement. The undersigned, Kenneth Young, Chief Executive Officer of the Company, and Louis Salamone, Chief Financial Officer of the Company, do hereby certify, solely in their capacity as officers of the Company and not individually, on behalf of the Company pursuant to Section 7(l) of the Agreement, as follows: 1. The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreements), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are, true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date. 2. Except as waived by the Agent in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the applicable Representation Date, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects. 3. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or to my knowledge are threatened by any securities or other governmental authority (including, without limitation, the Commission). Each of Duane Morris LLP, counsel for the BRS, and O’Melveny & Myers LLP, counsel for the Company, are entitled to rely on this Certificate in connection with the respective opinions such firms are rendering pursuant to the Sales Agreement.

  DM3\7431898.4  The undersigned has executed this Representation Date Certificate as of the date first written above. BABCOCK & WILCOX ENTERPRISES, INC. By: ___________________________________ Name: _______________________________ Title:

  DM3\7431898.4  EXHIBIT 23 Permitted Issuer Free Writing Prospectuses None.